P22000023792

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

400473725824

RECEIVED
2026 JUN 16 AM 10:46

2026 JUN 16 AM 11:55

6/17/2024

Incorporating Services, Ltd.
1540 Glenway Drive
Tallahassee, FL 32301
850.656.7956
Fax: 850.656.7953
www.incserv.com

incserv

ORDER FORM

TO: Florida Department of State
The Centre of Tallahassee
2415 North Monroe Street, Suite 810
Tallahassee, FL 32303
corphelp@dos.myflorida.com
850-245-6051

FROM: Melissa Moreau
850.656.7953

REQUEST DATE: 6/16/2026 **PRIORITY:** Regular Approval **OUR REF # (Order ID#)** 1502883

ORDER ENTITY:
HALLMARK VENTURE GROUP, INC

PLEASE PERFORM THE FOLLOWING SERVICES:
HALLMARK VENTURE GROUP, INC (FL)

File the attached amendment

NOTES:
$35.00 Authorized

RETURN/FORWARDING INSTRUCTIONS:
ACCOUNT NUMBER: I20050000052

Please bill the above referenced account for this order.

If you have any questions please contact me at 656-7956,

Sincerely,

Please bill us for your services and be sure to include our reference number on the invoice and courier package if applicable. For UCC orders, please include the thru date on the results.

Articles of Amendment
to
Articles of Incorporation
of

HALLMARK VENTURE GROUP, INC 2025 JUL 15 AM 11:55

(Name of Corporation as currently filed with the Florida Dept. of State)

P22000023792

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

SDR DRONE, INC. _The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."_

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

801 US HIGHWAY 1

North Palm Beach, FL 33408

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

801 US HIGHWAY 1

North Palm Beach, FL 33408

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent ______________________

____
(Florida street address)

New Registered Office Address: ______________________, Florida______________
(City) _(Zip Code)_

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

Check if applicable
☐ The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change. Mike Jones leaves the corporation. Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
2) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
3) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
4) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
5) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
6) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________

E. **If amending or adding additional Articles, enter change(s) here:**
(Attach *additional sheets, if necessary*). *(Be specific)*

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(*if not applicable, indicate N/A*)

The date of each amendment(s) adoption: ______________________________, if other than the date this document was signed.

Effective date if applicable: ______________________________

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

■ The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

Dated June 16th, 2026

Signature ______________________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

PAUL STRICKLAND

(Typed or printed name of person signing)

PRESIDENT, SECRETARY, DIRECTOR

(Title of person signing)